RESOLUTION OF THE BOARD OF DIRECTORS FOR

US NUCLEAR CORP.

Pursuant to Article IV, Section 5 of the Bylaws (the “Bylaws”) of US Nuclear Corp., a Delaware corporation (the “Company”), the Board of Directors of the adopts the following resolutions:

RESOLVED, the Board of Directors ratifies and approves the May 4, 2012 amendment to the Company’s Articles of Incorporation, as being in the best interests of the Company.

RESOLVED, with Gerald Entine abstaining from the vote, the Board of Directors accepts the appointment of Gerald Entine to serve on the Board of Directors as nominated by the majority shareholders pursuant to Article IV, Section 1, Article III, Section 3 and Article III, Section 8 of the Bylaws, and ratifies the issuance of 10,000 shares of the Company’s restricted common stock to Mr. Entine in lieu of compensation pursuant to the April 30, 2015 Restricted Stock Agreement between the Company and Mr. Entine, as being in the best interests of the Company.

RESOLVED, with Robert Goldstein abstaining from the vote, Mr. Entine is authorized on behalf of the Company to execute the Assignment of Contractual Rights dated January 26, 2016, but effective April 11, 2012, between Optron Scientific Company, Inc. (“Optron”), Overhoff Technology Corporation (“Overhoff”), US Nuclear Corp., Inc., the dissolved Delaware corporation, and the Company (the “Assignment”). The Board of Directors resolves to waive any and all actual or perceived conflicts in Mr. Goldstein being a party to the Assignment and in serving as Chairman of the Board of Directors for the Company.

RESOLVED, with Mr. Goldstein abstaining from the vote, the Board of Directors ratifies Mr. Goldstein’s execution of the Engagement Letter on behalf of the Company with Richard Chiang dated May 14, 2012 (the “Chiang Engagement Letter”), as being in the best interests of the Company.

RESOLVED, with Mr. Goldstein abstaining from the vote, the Board of Directors ratifies Mr. Goldstein’s issuance of 850,000 shares of restricted common stock held in his name to Mr. Chiang on May 12, 2012 pursuant to the Chiang Engagement Letter. The Board of Directors further ratifies the sale of 700,000 shares of the Company restricted common stock to Mr. Chiang on August 15, 2013 under the Chiang Engagement Letter.

RESOLVED, the Board of Directors ratifies Mr. Chiang’s appointment to the Board of Directors on May 18, 2012, and ratifies his subsequent resignation on March 31, 2013, notwithstanding the ongoing relationship at the time with Mr. Chiang under the Chiang Engagement Letter.

RESOLVED, with Mr. Goldstein abstaining from the vote, the Board of Directors ratifies Mr. Goldstein’s prior resignation as Chief Financial Officer of the Company on October 15, 2013, and ratifies the successor appointment of Darian Anderson to serve in this capacity.

RESOLVED, the Board of Directors ratifies its agreement with Mr. Anderson to issue 25,000 shares of restricted common stock in the Company to him for providing services to the Company in lieu of compensation. The Board of Directors ratifies Mr. Anderson’s subsequent resignation as Chief Financial Officer, but preserves any and all claims, if any, unless otherwise waived by the Company.

RESOLVED, the Board of Directors ratifies the subsequent appointment of Rachel Boulds to serve as Chief Financial Officer, and ratifies the Board of Directors’ agreement to issue Ms. Boulds 25,000 shares of restricted common stock in the Company for providing services to the Company, in addition to $2,500 per quarter during the term of her agreement. The Company ratifies Ms. Boulds’ October 16, 2014 Employment Agreement as being in the best interests of the Company.

RESOLVED, with Mr. Goldstein abstaining from the vote, the Board of Directors ratifies, and approves any and all corporate action taken with respect to the Agreement and Plan of Merger, Stock Exchange Agreement and Cancellation Agreement between and amongst US Nuclear Acquisition Corp., Optron and Overhoff, and Mr. Goldstein and the Company, as set forth in the December 19, 2013 Form 8-K, as being in the best interests of the Company.

RESOLVED, the law firm of Paesano Akkashian Apkarian, P.C. is authorized to take any and all necessary action in filing disclosure schedules or forms with the United States Securities and Exchange Commission with direct oversight and approval by Mr. Goldstein.

RESOLVED, the Board of Directors ratifies and agrees to indemnify any and all directors or officers under Article XI of the Bylaws.

RESOLVED, the Board of Directors ratifies and approves all prior actions by the officers of the Company as being in the best interests of the Company.

DATED: January 28, 2016

Approved for Adoption:

APPROVED:
/s/ Robert I. Goldstein By: Robert I. Goldstein Chairman of the Board Except Where Abstaining /s/ Gerald Entine By: Gerald Entine Director Except Where Abstaining

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